Exhibit 99.1

News Release
CORPORATION
7140 Office Circle
P.O. Box 15600
Evansville, IN 47716

Investor Contact:	Todd Taylor
Phone:	(812) 962-5105

Media Contact:	Eva Schmitz
Phone:	(812) 962-5011

FOR IMMEDIATE RELEASE

Accuride Corporation Emerges from Chapter 11 Bankruptcy

EVANSVILLE, Ind. — Feb. 26, 2010 — Accuride Corporation, one of the largest and most diversified manufacturers and suppliers of commercial vehicle components in North America, announced that it has successfully completed all conditions of its Plan of Reorganization (the Plan) and today emerged from Chapter 11 with a new capital structure after only five months.

“Entering Chapter 11 with a pre-arranged agreement and the continued support of our lenders, allowed Accuride to emerge in an expeditious manner,” said Bill Lasky Accuride’s President, CEO, and Chairman of the Board.  “Accuride has always been a solid leader in product innovation and operational efficiency.  Our improved financial structure, coupled with the respect of our industry brands, will allow us to pursue initiatives to further expand our product offering and geographic penetration, while in turn providing increased solutions for our customers and greater value for our shareholders.”

As outlined in the Plan, the Company exits bankruptcy with a more flexible capital structure including a $308 million term loan and $140 million of convertible notes.  All unsecured trade creditors will be paid in full for valid claims.

In addition, the Company has filed the necessary paperwork for Accuride’s common stock to begin trading on the Over-the-Counter Bulletin Boards (OTCBB) and will announce the symbol for trading in Accuride’s common stock when it becomes available.

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“Upon filing our voluntary petition for Chapter 11 protection, we embarked upon the very aggressive path we had chartered to ensure the Company emerged from the process as expeditiously as possible,” said Lasky.  “I would like to extend my extreme gratitude for all who worked so diligently, allowing us to remain on track and emerge today a healthier Company.  I would also like to reiterate my sincere appreciation for our team members whose dedication ensured that we maintained quality production and on-time delivery, as well as our customers and suppliers who remained loyal to Accuride throughout the restructuring process.  We look forward to continuing these partnerships through which we will together bring innovation to the industry.”

On October 8, 2009, Accuride’s U.S. entities filed a voluntary petition for protection under Chapter 11 of the U.S. Bankruptcy Code in the District of Delaware.  Additional information surrounding the Company’s restructuring including details of the Plan is available at www.accurideinfo.com

Accuride Corporation is one of the largest and most diversified manufacturers and suppliers of commercial vehicle components in North America.  Accuride’s products include commercial vehicle wheels, wheel-end components and assemblies, truck body and chassis parts, seating assemblies and other commercial vehicle components.  Accuride’s products are marketed under its brand names, which include Accuride, Gunite, Imperial, Bostrom, Fabco, Brillion, and Highway Original.  For more information, visit Accuride’s website at http://www.accuridecorp.com.

Forward-looking statements

Statements contained in this news release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding Accuride’s expectations, hopes, beliefs and intentions with respect to consummation of the Plan and its ability to transition out of Chapter 11.  Such statements are subject to the impact on Accuride’s business and prospects generally of, among other factors, market demand in the commercial vehicle industry, general economic, business and financing conditions, labor relations, governmental action, competitor pricing activity, expense volatility and other risks detailed from time to time in Accuride’s Securities and Exchange Commission filings, including those described in Item 1A of Accuride’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008. Any forward-looking statement reflects only Accuride’s belief at the time the statement is made. Although Accuride believes that the expectations reflected in these forward-looking statements are reasonable, it cannot guarantee its future results, levels of activity, performance or achievements.  Except as required by law, Accuride undertakes no obligation to update any forward-looking statements to reflect events or developments after the date of this news release.

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